Exhibit 99

For Immediate Release

Contact:	Glenn Schaeffer	(702) 632-6710
	Les Martin	(702) 632-6820

MANDALAY RESORT GROUP SETTLES

EQUITY FORWARD CONTRACT

LAS VEGAS, NV-March 31, 2003-Mandalay Resort Group (NYSE:MBG) today announced that it has elected to physically settle its equity forward contract with Bank of America, which expires today.  Pursuant to this election, Mandalay will pay Bank of America $100 million and will receive 3,266,906 shares of Mandalay common stock, which will be placed in treasury.  Settlement will take place on April 3, 2003.  After giving effect to the settlement, the company will have approximately 59.3 million shares outstanding.

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